SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (date of earliest event reported): May 29, 2002

                              GEOWORKS CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                   000-23926                 94-2920371
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                   Identification Number)

             6550 Vallejo Street, Suite 102
                      Emeryville, CA                               94608
        (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (510) 428-3900


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Items 1-4. Not Applicable.

Item 5. Other Events.

On May 29, 2002, Geoworks Corporation, a Delaware corporation (the "Registrant"), issued a press release entitled "Geoworks Reports Financial Results for Fourth Fiscal Quarter and Fiscal Year Ended March 31, 2002 and Provides Guidance." The text of the press release is filed herewith as Exhibit
99.1 and incorporated herein by this reference. The press release announced the Registrant's financial results for the fourth quarter and fiscal year ended March 31, 2002, provided guidance with respect to future operating results and reported on the Registrant's ongoing efforts to sell certain assets. The press release stated the Registrant expects that the opinion of its independent auditors with respect to the consolidated financials statements for its fiscal year ended March 31, 2002 will express uncertainty about the Registrant's ability to continue as a going concern. The press release also contained cautionary statements identifying important factors that could cause actual results of the Registrant to differ materially from those described in forward-looking statements of the Registrant made therein.

Item 6. Not Applicable.

Item 7. Exhibits.

      99.1 Press Release dated May 29, 2002.

Item 8. Not Applicable.

Item 9. Not Applicable.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2002                   Geoworks Corporation


                                      By: /s/ Timothy J. Toppin
                                         ---------------------------------------
                                         Timothy J. Toppin
                                         Vice President, Chief Financial Officer
                                         and Secretary


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EXHIBIT INDEX

Exhibit No.       Description

99.1              Press Release dated May 29, 2002.


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